SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K


                          CURRENT REPORT


              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




 Date of Report (Date of earliest event reported): June 12, 1996


                       Inland Resources Inc.
      (Exact name of registrant as specified in its charter)


   Washington                0-16487              91-1307042
(State of incorporation) (Commission File    (IRS Employer
                           No.)              Identification No.)

        475 17th Street, Suite 1500, Denver, Colorado  80202
   (Address of principal execute offices, including zip code)


                       (303) 292-0900
   (Registrant's telephone number, including area code)





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Item 2.  Acquisition or Disposition of Assets.

     Effective July 1, 1995, Randall D. Smith ("Smith"), Inland Resources Inc. ("Registrant") and Inland Production Company ("IPC"), a wholly owned subsidiary of Registrant, entered into a Farmout Agreement pursuant to which IPC agreed to farmout to Smith 40-acre drill sites and Smith agreed to expend approximately $6,800,000 to drill wells on such drill sites between July 1, 1995 and December 31, 1995. Pursuant to the Farmout Agreement, 21 wells were drilled and funded by Smith, 20 of which were producing wells and one of which was a dry hole. IPC earned a supervisory fee of $25,000, proportionately reduced to IPC's working interest ownership in the drill site, for each well drilled, for an aggregate of $326,178 in supervisory fees in 1995. The Farmout Agreement provided that Smith would reconvey the drill sites to IPC once Smith had recovered from production an amount equal to 100% of his expenditures, including supervisory fees and severance and production taxes, plus an additional sum equal to an annual 22% rate of return on all such sums expended by Smith ("Payout"). On November 22, 1995, Inland, IPC and Smith entered into an Option Agreement pursuant to which Smith granted to IPC the option to reacquire the drill sites on March 10, 1997 by issuing that number of shares of Common Stock valued at $0.50 per share, which, based upon such valuation, would equal the amount necessary for Smith to achieve Payout. If Inland and IPC failed to exercise such option, Smith was given an option, exercisable prior to expiration of the third business day following March 10, 1997, to purchase that number of shares of Common Stock which, based on a valuation of $0.50 per share, would equal an amount that would cause Smith to achieve Payout. In the event Smith elected to purchase such shares, Inland agreed to register the shares upon Smith's request and to pay all expenses of such registration. Prior to June 1, 1996, Smith transferred a portion of his interests in the farmout wells, the Farmout Agreement and Option Agreement to Jeffrey A. Smith, his brother, and John W. Adams (collectively, with Smith, the "Farmout Stockholders"). The Farmout Stockholders transferred all of said interests to Farmout, Inc. ("Farmout") prior to June 1, 1996.

     On June 12, 1996, Smith Management Company, Inc., an affiliate of Smith ("Smith Management"), Farmout, the Farmout Stockholders, Registrant and IPC entered into an agreement (the "Agreement") pursuant to which the Farmout Stockholders transferred one hundred percent (100%) of the outstanding capital stock of Farmout to Inland in exchange for 1,309,880 shares (the "Common Shares") of Registrant's common stock, par value $.001 per share ("Common Stock"), with such transfer to be effective June 1, 1996, but with the Common Shares not to be delivered by Registrant to the Farmout Stockholders until January 2, 1997.
The effect of the Agreement is to accelerate the March 10, 1997
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acquisition date for the 20 producing wells which IPC had the right to acquire under the Option Agreement. Consequently, Registrant has, through its acquisition of the outstanding stock of Farmout, now indirectly acquired these wells, effective June
1, 1996.   Registrant also has agreed to register the Common
Shares upon the request of the Farmout Stockholders and to pay all expenses of such registration.

Item 5.   Other Events.

     Pursuant to the Agreement, Smith Management also agreed to purchase 950,000 shares of a newly designated series of preferred stock of Registrant (the "Series B Preferred Stock") which will have 1,000,000 shares designated in the series. Arthur J. Pasmas ("Pasmas"), a director of Registrant and a Vice President of Smith Management, entered into a similar agreement with Registrant on June 12, 1996 pursuant to which he agreed to purchase the remaining 50,000 shares of Series B Preferred Stock. The Series B Preferred Stock is to be issued by Registrant to Smith Management and Pasmas for cash of $10 per share (an aggregate of $10,000,000) at a closing to take place on July 31, 1996. Concurrently with the closing of the issuance and sale of the Series B Preferred Stock, Registrant intends to call for redemption its outstanding Series A Convertible Preferred Stock. Upon receipt of notice of redemption, each holder of Series A Convertible Preferred Stock will have the right to elect to receive either (i) cash in the amount of $54, or (ii) 9.6726 shares of Common Stock, for each share of Series A Convertible Preferred Stock held of record by such holder. Each holder of Series A Convertible Preferred Stock will have 15 days after notice of redemption has been delivered by Registrant to decide whether to elect to receive cash or Common Stock. To the extent holders of Series A Convertible Preferred Stock elect to receive cash, Registrant intends to use a portion of the proceeds from the sale of the Series B Preferred Stock to pay such holders of Series A Convertible Preferred Stock.

     The Series B Preferred Stock will bear a dividend of 12% per annum on the Redemption Price (defined below); will have a liquidation preference over Common Stock equal to $10.00 per share plus any accumulated and unpaid dividends; is redeemable at a "Redemption Price" equal to $10.00 per share, plus accumulated and unpaid dividends; is convertible at a "conversion price" of $6.27 per share (divided into the Redemption Price) subject to certain anti-dilution adjustments; and is entitled to one vote per share of Series B Preferred Stock on all matters submitted to the stockholders of Registrant and will vote with the Common
Stock as one voting group or class, and not as a separate voting group or class, except where required by law or except with regard to various amendments to Registrant's Articles of Incorporation affecting the Series B Preferred Stock or creating another series of preferred stock with rights equal to or greater
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than the rights of the Series B Preferred Stock.  In addition, if at any time prior to July 31, 1998, (i) Registrant sells all or substantially all of its assets other than in the ordinary course of business, (ii) Registrant merges or consolidates with or into another person, (iii) a change of control of Registrant occurs or
(iv) Registrant is liquidated or dissolved, the holders of Series B Preferred Stock will be entitled to a full two years of accumulated dividends in calculating amounts payable upon redemption or the number of shares of Common Stock issuable upon conversion, as the case may be. Registrant has agreed to register the shares of Common Stock issuable upon conversion of the Series B Preferred Stock upon the request of Smith Management or Pasmas, and to pay all expenses of such registration.
Item 7.  Financial Statements and Exhibits.

(a) and (b)    The audited and unaudited interim financial
       information and pro forma financial information regarding the 20 wells indirectly acquired pursuant to the Agreement which is required to be
             filed under Items 7(a) and (b) is not available as
            of the date of this Report. Such information will be filed under cover of an amendment to this
    Report as soon as it is available, but not later than 60 days after this Report was required to be filed.

(c)  Exhibits.  The following exhibits are being filed herewith:
     10.1 Form of Agreement dated June 12, 1996 between
          Registrant, IPC, Smith Management, Farmout and the
    Farmout Stockholders.*

     10.2 Form of Registration Rights Agreement dated June 12,
      1996 between Registrant, Smith Management and the
Farmout Stockholders.*

     10.3 Security Agreement dated June 12, 1996 between the
    Farmout Stockholders and Registrant.*

     10.4 Form of Agreement dated June 12, 1996 between
          Registrant and Pasmas.*

     10.5 Form of Registration Rights Agreement to be entered into as of July 31, 1996 between Registrant and
          Pasmas.*

     10.6 Form of Articles of Amendment to the Articles of Incorporation of Registrant Designating the Series B
Preferred Stock.*

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
____________________________

*    Filed herewith.






















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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 25, 1996

                                   INLAND RESOURCES INC.



                                   By:    /s/ Kyle R. Miller
                                       Kyle R. Miller, President
                                       and Chief Executive
                                      Officer















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